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                                                                    EXHIBIT 10.1

                         SECURITIES PURCHASE AGREEMENT



         THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between SATX, INC. a Nevada corporation, with headquarters located at 4710 Eisenhower Blvd, Suite B-2, Tampa, Florida 33634 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                                   WITNESSETH:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 8% Convertible Debentures of the Company (the "Convertible Debentures") which will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a.       PURCHASE.

                           (i)      The undersigned hereby agrees to purchase
initially from the Company Convertible Debentures in the principal amount of $250,000 (the "Initial Debentures") out of a total offering of not more than $1,000,000 of such Convertible Debentures, and having the terms and conditions and being in the form attached hereto as Annex 1.

                           (ii)     Subject to the terms and conditions of this
Agreement and the other


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Transaction Agreements, the Buyer will purchase (x) the Initial Debentures on the Initial Closing Date (as defined below) and (y) in three tranches (the "Additional Tranche") the Additional Debentures of seven hundred fifty thousand ($750,000) Dollars on the Additional Closing Date (as those terms are defined below).

                           (iii)    The purchase price to be paid by the Buyer
shall be equal to the face amount of the Initial Debentures and Additional Debentures, as the case may be, being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                           (i)      "Transaction Agreements" means the
Securities Purchase Agreement, the Registration Rights Agreement (as defined below), the Debentures, the Warrants, and the Joint Escrow Instructions (as defined below).

                           (ii)     "Debentures" means all or any portion of
the Initial Debentures and the Additional Debentures.

                           (iii)    "Securities" means the Debentures, the
Warrants and the Common Stock issuable upon conversion of the Debentures or the exercise of the Warrants.

                           (iv)     "Purchase Price" means the purchase price
for the Initial Debentures or the Additional Debentures.

                           (v)      "Initial Closing Date" means the date of
the closing of the purchase and sale of the Initial Debentures, as provided herein.

                           (vi)     "Additional Closing Date" means the date of
the closing of the purchase and sale of the relevant Additional Debentures, as provided herein.

                           (vii)    "Closing Date" means the Initial Closing
Date or the relevant Additional Closing Date, as the case may be.

                           (viii)   "Filing Date" means the fling date of the
Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Debentures and Warrants issued on the Initial Closing Date and on the Additional Closing Date

                           (ix)     "Effective Date" means the effective date
of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement


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defined below) for the Debentures and Warrants issued on the Initial Closing
Date and on the Additional Closing Date, respectively.

                           (x)      "Market Price of the Common Stock" means
(x) the closing bid price of the Common Stock for the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP. If Bloomberg LP is unavailable than as reported by Reuters Group PLC.

                           (xi)     "Converted Shares" means the shares of
Common Stock issuable upon conversion of the Debentures.

                           (xii)    "Warrant Shares" means the shares of
Common Stock issuable upon exercise of the Warrants.

                           (xiii)   "Shares" means the shares of Common Stock
representing any or all of the Converted Shares and the Warrant Shares.

                           (xiv)    "Certificates" means the relevant
Debentures and the relevant Warrants, each duly executed on behalf of the Company and issued in the name of the Buyer.

                           (xv)     "Person" means any living person or any
entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                           (xvi)    "Affiliate" means, with respect to a
specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  c.       FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                           (i)      The Buyer shall pay the applicable Purchase
Price for the relevant Debentures by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") as set forth below.

                           (ii)     No later than the relevant Closing Date,
but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Certificates to the Escrow Agent.

                           (iii)    By signing this Agreement, each of the
Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.


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                  d.       METHOD OF PAYMENT. Payment of the Purchase Price
shall be made by wire transfer of funds to:

             Bank of New York
             350 Fifth Avenue
             New York, New York 10001

             ABA# 021000018
             For credit to the account of Krieger & Prager, LLP.
             Account No.: [To be provided by Krieger & Prager LLP.]
             Re: SATX, Inc.

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Debentures in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall be a breach of this Agreement and shall allow the Company to cancel this Agreement, and to pursue any other remedies available to it at law or in equity.

                  e. ESCROW PROPERTY. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and
(d) hereof are referred to as the "Escrow Property."

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. The Buyer is purchasing the Debentures and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof, except for resale pursuant to a Registration Statement.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the


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transactions described in this Agreement, and the related documents, and (iv)
able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Debentures, the Warrants and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Debentures and the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debentures and the Warrants.

                  e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2000 and June 30, 2000, and (2) Form 8-K, dated May 23, 2000 (as originally filed and as amended, (the "Company's SEC Documents").

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer that, except as provided in ANNEX V hereto:


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                  a.       CONCERNING THE DEBENTURES AND THE SHARES. There are
no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares.

                  b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole. The Common Stock is listed and traded on The NASDAQ/OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the loss of eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share, of which approximately shares had been issued as of September 2000.
All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under
(i) the


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articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation of any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

                  h. ABSENCE OF CERTAIN CHANGES. Since December 31,1999, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31,1999, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial operating losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.


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                  i.       FULL DISCLOSURE. There is no fact known to the
Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or condition of the Company (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

                  j. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  k.       ABSENCE OF EVENTS OF DEFAULT. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations or the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                  1. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities or, except as provided in the Company's SEC Documents, any shares of the Common Stock or Preferred Stock.

                  m. NO UNDISCLOSED LIABILITIES OR EVENTS. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.


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                  n.       NO DEFAULT. The Company is not in default in the
performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since March 1, 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Debentures and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  q. BROKERS, FINDERS. Except for payment of fees to Kaftan Family Trust (the "Placement Agent"), payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

         4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a.       Transfer Restrictions. The Buyer acknowledges that
(1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the


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Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Debentures and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE "SECURITIES
                  ACT"), OR THE SECURITIES LAWS OF ANY STATE
                  AND MAY NOT BE SOLD OR OFFERED FOR SALE IN
                  THE ABSENCE OF AN EFFECTIVE REGISTRATION
                  STATEMENT FOR THE SECURITIES OR AN OPINION
                  OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE
                  TO THE CORPORATION THAT SUCH REGISTRATION
                  IS NOT REQUIRED.

                  c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

                  d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and


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to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/OTC Bulletin Board System and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/OTC Bulletin Board System.

                  f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees, finders fees and escrow fees in connection with the sale of the Debentures) for internal working capital, acquisition and joint venture purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for the repayment of any outstanding loan by the Company to any other party or the redemption of any existing convertible securities.

                  g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights based on the Fixed Conversion Rate (as defined in the Debenture) as in effect from time to time of the Buyer pursuant to the terms and conditions of the Debentures which have been issued and not yet converted or the maximum amount of Additional Debentures which may be issued on the Additional Closing Date and (ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants which have been issued and not yet exercised or the maximum amount of Warrants which would be issued on the Additional Closing Date (assuming the maximum amount of Additional Debentures would be issued on such date).

                  h. WARRANTS. (i) The Company agrees to issue to the Buyer on each Closing Date transferable, divisible warrants with a cashless exercise provision (the "Warrants") for the purchase of one hundred thousand (100,000) shares of the Common Stock of the Company for each $250,000 of Debentures purchased and shall bear an exercise price per share equal to (x) 120% of (y) Weighted Average Conversion Price (as defined below).

         "W.A.C.P." means (i) the suns of the Conversion Principal (as defined below) for all conversions of the Debenture prior to such exercise, divided by
(ii) the aggregate principal of the Debenture converted prior to such exercise.

         "Conversion Principal" means, for each conversion, (x) the principal amount of the Debenture converted by such conversion, multiplied by (y) the Conversion Price applicable to that conversion.


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         The Warrants will expire on the last day of the month in which the fifth anniversary of the relevant Closing Date occurs and shall be in the form annexed hereto as ANNEX VI, together with registration rights as provided in the Registration Rights Agreement and piggy-back registration after the expiration of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement.

                  i. FUTURE PURCHASES. (i) The Buyer hereby has the option to purchase from the Company during the nine (9) months after the Initial Closing Date up to $750,000 of Debentures ("Additional Debentures") in three Additional Tranches of $250,000 each on and subject to the terms and conditions provided in this Section 4(i).

                           (ii)     The date of the closing (the "Additional
Closing Date" or a "Closing Date") for the Additional Tranches, shall be not later than the fifth (5) Trading Day after the Buyer's Exercise Notice.

                           (iii)    Except as specifically provided in this
Section 4(j), the purchase and sale of Additional Debentures effected on the Additional Closing Dates shall be conducted as if it were the transactions referred to in the Transaction Agreements (other than this Section 4(j)). By way of illustration, and not in limitation, of the foregoing, each of the Company and the Buyer shall be deemed to have made all of the representation, warranties and covenants set forth in the Transaction Agreements as of the Additional Closing Dates, and the terms of the Registration Rights Agreement will apply to the Additional Debentures and the related Warrants. Specifically, the Company acknowledges its obligation to register the Registrable Securities applicable to the Additional Tranche independent of any other effective registration applicable to Registrable Securities relating to prior Debentures and related Warrants purchased on any prior Closing Date.

                           (iv)     Each Additional Debenture shall be in the
form annexed hereto as ANNEX 1.

                           (v)      Except to the extent specifically
contemplated by the provisions of this Section 4(i), the closing of the Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the closing held on the Initial Closing Date.

                           (vi)     In the event the Company obtains a finance
commitment in an amount exceeding $1,500,000 from a bona fide unaffiliated financing source at any time prior to the Buyer exercising the option to purchase all of the Additional Debentures as set forth in this Paragraph i(i), and such financing source objects to the granting of any unexercised portion of the option, than the option of the Buyer to purchase the Additional Debentures is canceled without the Company incurring any further liability towards the Buyer as of the closing of such financing.

                  j. REIMBURSEMENT. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or
(ii) any Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation, of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or material breach of such Buyer.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  a. Promptly following the delivery by the Buyer of the Purchase Price for the Initial Debentures in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Company warrants that no instruction other than such instructions referred to in this
Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company and its counsel with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company will permit the Buyer to exercise its right to convert the Debentures or part thereof by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Debentures being converted to the Company by express courier, with a copy to the Company's transfer agent.

                           (ii)     The term "Conversion Date" means, with
respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

                           (iii)    The Company will transmit the certificates
representing the Converted Shares (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via express courier by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the "Delivery Date") after the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items).

                  c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                             Late Payment For Each $10,000
                                           of Debenture Principal or Interest
         No. Business Days Late                 Amount Being Converted
         ----------------------            ----------------------------------
                  1                                       $100
                  2                                       $200
                  3                                       $300
                  4                                       $400
                  5                                       $500
                  6                                       $600
                  7                                       $700
                  8                                       $800
                  9                                       $900
                  10                                      $1,000
                  >10                                     $1,000+$200 for each
                                                          Business Day Late
                                                          beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the holder of the Debentures being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and riot in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  f. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative relating to conversion and instructions hereunder. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                  g. The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted by law, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted by law, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

         6.       CLOSING DATES.

                  a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. The Additional Closing Date shall be the date specified in the Tranche Notice, provided each of the conditions contemplated by Section 4(i) and Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  c. Each closing of the purchase and issuance of Debentures shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M.,

New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  d. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

         7.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the relevant Debentures to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement by the Buyer;

                  b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Debentures in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         8.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Debentures on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery prior thereto of this Agreement and the Registration Rights Agreement by the Company;

                  b. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

                  c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement each as if made on such date, and the performance in all material respects by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

                  e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto;

                  f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

                  g. The trading of the Common Stock is not suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/OTC Bulletin Board Market System is not suspended or limited, nor shall minimum prices be established for securities traded on The NASDAQ/OTC Bulletin Board Market System; and

                  h.       With respect to the Additional Closing Date,

                           (i)      the Tranche Notice shall have been duly
given;

                           (ii)     each of the conditions set forth in Section
4(i) shall either have been satisfied or been waived by the Buyer;

                           (iii)    the Company shall have timely issued all
shares issuable upon conversion of the Debentures prior to the date of the Additional Closing Date;

                           (iv)     the Company shall have available and shall
reserve for issuance to Buyer shares of Common Stock equal to at least the sum of (x) one hundred and fifty percent (150%) of the number of Shares which would be issued on conversion of all unconverted previously issued Debentures and all Additional Debentures to be issued on the relevant Additional Closing Date (assuming that the Conversion Rate for all such Debentures were one hundred fifteen percent (115%) of the Market Price of the Common Stock on the Initial Closing Date) and (y) the number of shares issuable upon exercise of all unexercised previously issued Warrants and all Warrants to be issued on the relevant Additional Closing Date.

         9.       GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         10. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable courier service which provides evidence of delivery with charges prepaid, (d) transmitted by hand delivery, or
(e) by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (iii) if by facsimile, upon confirmation of receipt by the recipient or confirmation of transmission in another manner provided in this Section 10. The addresses for such communications shall be:

             If to the Company:

                  SATX, Inc.
                  4710 Eisenhower Blvd.
                  Suite B-2
                  Tampa, Florida 33634
                  Attention: Merritt Jesson-President
                  Tel No.: (800)989-7289
                  Fax No.: (813)290-0616

             With a copy (which shall not constitute notice) to:

                  Frohling, Hudak & Pellegrino, LLC
                  425 Eagle Rock Avenue
                  Roseland, New Jersey 07068
                  Attention: John B. M. Frohling, Esq.
                  Tel No.: (973)-226-4600
                  Fax No.: (973)-226-0969

             If to Buyer:

             At the address set FORTH ON the signature page of this Agreement.

             With a copy ( which shall not constitute notice) to:

                  Krieger & Prager, LLP
                  39 Broadway, Suite 1440
                  New York, New York 10006
                  Attention: Samuel M. Krieger, Esq.
                  Tel No.: (212) 363-2900
                  Fax No.: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein).

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price for the period one year thereafter, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns. The Company's covenants set forth in
Section 5 shall terminate upon the conversion of the Debentures and delivery of Common Stock underlying such Debentures.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

           AMOUNT AND PURCHASE PRICE OF INITIAL DEBENTURES: $250,000

                            SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ______ day of September, 2000.

c/o ALTON MANAGEMENT S.A.                    NASIMIA, Ltd
----------------------------------           ----------------------------------
                                             Printed Name of Subscriber
S/2 Junpers Building
Rosia Road
P.O. Box 795                                 By: /s/ D. Alton, Director
Gibralter                                       -------------------------------
----------------------------------              (Signature of authorized Person)
Address


Telecopier No. (011) 350-41555               ----------------------------------
----------------------------------           Printed Name and Title


MARSHALL ISLANDS
----------------------------------
Jurisdiction of Incorporation
or Organization


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

SATX, INC.

By: /s/ Merritt Jesson
    ------------------------------
         Merritt Jesson

Title: President & CEO
       ---------------------------

Date:  September 11,2000
     -----------------------------

                  ANNEX I       FORM OF DEBENTURE

                  ANNEX II      JOINT ESCROW INSTRUCTIONS

                  ANNEX III     OPINION OF COUNSEL

                  ANNEX IV      REGISTRATION RIGHTS AGREEMENT

                  ANNEX V       COMPANY DISCLOSURE MATERIALS

                  ANNEX VI      FORM OF WARRANT